                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )
                          Filed by the Registrant (  )
                Filed by a Party other than the Registrant ( X )

Check the appropriate box:

(  ) Preliminary Proxy Statement
( X) Definitive Proxy Statement
(  ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a.-12

                             UNION ELECTRIC COMPANY
                (Name of Registrant as Specified in its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

( X) $125 per Exchange Act Rules 0-11 (c) (1) (ii), 14a-6(i)(1), 14a-6(i)(2) or
     Investment Company Act Rule 20a-1(c).
(  ) $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
(  ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:
             ___________________________________________________________________
         2)  Aggregate number of securities to which transaction applies:
             ___________________________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
             ___________________________________________________________________
         4)  Proposed maximum aggregate value of transaction:
             ___________________________________________________________________
         5)  Total fee paid:
             ___________________________________________________________________

(  )     Fee paid previously with preliminary materials.

(  )     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount previously paid:
             ___________________________________________________________________
         2)  Form, Schedule or Registration Statement No.:
             ___________________________________________________________________
         3)  Filing Party:
             ___________________________________________________________________
         4)  Date Filed:
             ___________________________________________________________________

Notes:  See attached page.

                                                                    Schedule 14A
                                                          Information Attachment





In accordance with the provisions of Rule 14a-6(c) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, there is transmitted herewith copies of the form of proxy and the Notice of Annual Meeting and Proxy Statement for the Union Electric Company shareholder meeting to be held April 25, 1995. Copies of such material are to be mailed or delivered to stockholders of record and to brokers, banks, and nominees for delivery to beneficial owners, beginning on March 16, 1995. The prescribed filing fee of $125 has been wired to Mellon Bank.

In addition to electing directors, shareholder approval of a long-term incentive plan (included in the Proxy Statement as Appendix A) is being sought, and shareholders will, once again, be voting on a shareholder proposal concerning our nuclear power plant.

Options, warrants or rights, and shares called for by the incentive plan being voted on, will be registered under the Securities Act as soon as practicable after the filing of proxy material.

As reported in the past, Mr. Paul L. Miller, Jr., a candidate for re-election as a Company director, was retained by American Winery, Inc. in 1987 as a consultant to develop a recapitalization plan for the business, which he succeeded in doing. He obtained an equity ownership in the company and was elected President and Chief Executive Officer. A year later the company, a contract manufacturer, lost its major customer. This loss created a revenue flow problem, resulting in increased trade credit indebtedness. When a new major customer/investor was obtained, a new reorganization plan was developed. In order to implement this plan as expeditiously and quickly as possible, American Winery filed a voluntary petition for protection under Chapter 11 of the Federal bankruptcy laws in March 1991. The company's plan of reorganization was approved and confirmed on July 15, 1991, at which time American Winery was discharged from bankruptcy. Based upon the foregoing, the Company is of the opinion that this bankruptcy proceeding is not material to the shareholders' evaluation of either the integrity or the ability of Mr. Miller to serve as a Company director and has omitted it from the proxy statement.

Information in the proxy statement reflects the Commission's December 12, 1994 comment letter on our 1994 Proxy Statement, and our response thereto dated January 4, 1995. The Commission's comment letter requested, among other things, a description of corporate goals described in the second paragraph of the Human Resources Committee Report on Executive Compensation. In our response we denoted such comment as Item 6 and stated that our 1995 proxy statement would describe the number and nature of the referenced "Company goals". However, in drafting the proxy statement we realized that the second paragraph was a discussion of base salary and reference to "goals" caused confusion with the incentive discussion in the next paragraph. Also, it was potentially misleading. Therefore, we made a wording change to eliminate reference to "goals".

UNION ELECTRIC COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Time:         9:00 A.M.
              Tuesday
              April 25, 1995


Place:        The Saint Louis Art Museum
              One Fine Arts Drive
              Forest Park
              St. Louis, Missouri


IMPORTANT

        Please vote, date, sign, and return the enclosed proxy in the accompanying reply envelope even if you own only a few shares. YOUR PROMPT RESPONSE WILL REDUCE EXPENSES.

        By returning your signed proxy you can be certain that your vote will be counted, even if you are unable to attend the meeting. If you attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

        THE ACCOMPANYING PROXY REPRESENTS ALL SHARES REGISTERED IN THE NAME(S) SHOWN THEREON, INCLUDING ANY SHARES IN DRPLUS.

UNION ELECTRIC COMPANY

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

To the Stockholders of

        UNION ELECTRIC COMPANY

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Union Electric Company will be held at The Saint Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri, on Tuesday, April 25, 1995, at 9:00 A.M., for the purposes of (1) electing directors of the Company for the ensuing year; (2) voting on a proposal to implement a long-term incentive plan; (3) voting on a stockholder proposal described in the accompanying proxy statement, if presented to the meeting; and (4) transacting such other business as may properly come before the meeting.

        Stockholders of record at the close of business on Wednesday, March 8, 1995, will be entitled to vote at the meeting and at any adjournment thereof.

        Please vote, date, sign, and return the enclosed proxy in the reply envelope provided, regardless of the number of shares you may hold. The prompt return of your proxy will reduce expenses. Your cooperation is appre-ciated.

By order of the President and the Board of Directors,

                                                           JAMES C. THOMPSON,
                                                                   Secretary.

St. Louis, Missouri
March 16, 1995

PROXY STATEMENT OF
UNION ELECTRIC COMPANY

(First sent or given to stockholders March 16, 1995)

                          Principal Executive Offices:

                  1901 CHOUTEAU AVENUE, ST. LOUIS, MO. 63103

        The accompanying proxy is solicited by the Board of Directors of Union Electric Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The Saint Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri, on Tuesday, April 25, 1995, and at any adjournment thereof.

VOTING

        The accompanying proxy represents all shares registered in the name(s) shown thereon, including shares in DRPLUS. Participants in the Union Electric Company Savings Investment Plan will receive a separate proxy for shares in the plan.

        The outstanding voting securities of the Company on March 8, 1995 consisted of 3,434,856 shares of Preferred Stock and 102,123,834 shares of Common Stock. Only stockholders of record at the close of business on March 8, 1995 will be entitled to vote at the meeting. A majority of the outstanding shares entitled to vote must be represented at the meeting, in person or by proxy, to constitute a quorum. Each share is entitled to one vote on matters to come before the meeting, except that in the election of directors the stockholders have cumulative voting rights, which are not subject to any condition. Under cumulative voting each stockholder has the right to cast votes in the election of directors equal to the number of shares held of record by such stockholder, multiplied by the number of directors to be elected; in other words, ten votes for each share. All such votes may be cast for one nominee or may be distributed among two or more nominees, but not among more than ten nominees.
A plurality of the votes cast is required for the election of a director.

        A stockholder giving a proxy has the power to revoke it at any time before it is exercised by delivering either a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by voting in person at the meeting.

        When proxies are returned properly marked and signed, the shares represented thereby will be voted in accordance with the stockholders' directions. If no directions are given in the election of directors the persons named as proxies will vote the shares, cumulatively in their discretion, for the election of the nominees named below. If no specific directions are given on the proposals, shares will be voted as recommended by the Board of Directors. In determining whether a quorum is present at the meeting, the Company includes proxies marked as abstentions but does not include broker non-votes. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included.

        If any matter is submitted to a vote at the meeting or any adjournment, other than those referred to below, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to any such matter in accordance with their judgment.

        The Board of Directors has adopted a confidential voting policy for proxies.

        ITEM (1): ELECTION OF DIRECTORS. At the meeting ten directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. The nominees designated by the Board of Directors are listed below with information about their principal occupations and backgrounds.

WILLIAM E. CORNELIUS

RETIRED CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. Mr. Cornelius joined the Company in 1962 as Assistant Comptroller.
He held several management positions and became President in 1980. In 1988 he was elected Chairman of the Board and served in that capacity until his retirement in 1994. Mr. Cornelius is a director of McDonnell Douglas Corporation, General American Life Insurance Company, and Boatmen's Bancshares, Inc. He is a member of the Executive and Contributions Committees of the Board of Directors. Director since November 8, 1968; Age: 63.

THOMAS A. HAYS

DEPUTY CHAIRMAN OF THE MAY DEPARTMENT STORES COMPANY, a nationwide retailing organization. Mr. Hays joined the May organization in 1969. He served as Vice Chairman from 1982 to 1985 and President from 1985 to 1993, when he became Deputy Chairman. Mr. Hays is a member of the Board of Directors of Mercantile Bancorporation Inc. He is a member of the Human Resources and Executive Committees. Director since April 25, 1989; Age: 62.


THOMAS H. JACOBSEN

CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR OF MERCANTILE BANCORPORATION INC., a bank holding company. Before joining Mercantile as Chief Executive Officer in March of 1989, Mr. Jacobsen was a vice chairman and director of Barnett Banks, Inc. He is a member of the Board of Directors of the Student Loan Marketing Association, which is based in Washington, D.C. Mr. Jacobsen is a member of the Auditing, Contributions, and Executive Committees. Director since April 24, 1990; Age: 55.


RICHARD A. LIDDY

CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER OF GENERAL AMERICAN LIFE INSURANCE COMPANY, which provides life, health, pension, annuity and related
insurance products and services.   Mr. Liddy entered the insurance industry
with Connecticut General in 1957 and was named a Vice President in 1974. In 1982, he moved to Continental Insurance as an Executive Vice President. Mr. Liddy joined General American as President and Chief Operating Officer in 1988 and was elected to his present position in 1992. He is also a director of Brown Group Inc. Mr. Liddy serves on the Auditing Committee of the Board. Director since January 1, 1994; Age: 59.


JOHN PETERS MacCARTHY

VICE CHAIRMAN AND DIRECTOR OF BOATMEN'S BANCSHARES, INC., a bank holding company. Mr. MacCarthy is also Chairman, Chief Executive Officer and a director of its subsidiary, Boatmen's Trust Company, which conducts a general trust business. Prior to being elected to his present position in 1988, he served as President and Chief Executive Officer of
Centerre Bank, N.A.   Mr. MacCarthy is Chairman of the Human Resources and
Nominating Committees and is a member of the Executive Committee. Director since April 22, 1986; Age: 62.


PAUL L. MILLER, JR.

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF P. L. MILLER & ASSOCIATES, a management consultant firm which specializes in strategic and financial planning for privately held companies and distressed businesses and in consumer research and analysis. His current focus is on business development opportunities and emerging markets in Asia, Africa and Central and Eastern Europe. Previously, he served as President of an international subsidiary of an investment banking firm and for over 20 years as president of consumer product manufacturing and distribution firms. Mr. Miller is a member of the Auditing Committee. Director since April 23, 1991; Age: 52.


CHARLES W. MUELLER

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. Mr. Mueller began his career with Union Electric in 1961 as an engineer. He became a supervising engineer in 1975; Assistant Director of Corporate Planning in 1977; Treasurer in 1978; and Vice President-Finance in 1983. Mr. Mueller was elected Senior Vice President-Administrative Services in 1988; President in 1993; and, effective January 1, 1994, was also named Chief Executive Officer. He is a director of Boatmen's National Bank. Mr. Mueller is a member of the Executive and Contributions Committees of the Board of Directors. Director since June 11, 1993; Age: 56.


ROBERT H. QUENON

RETIRED CHAIRMAN OF PEABODY HOLDING COMPANY, INC., which is engaged in mining, marketing and transportation of coal. Mr. Quenon was elected President and Chief Executive Officer of Peabody Coal in 1978. From 1983 to

1990 he served as President and Chief Executive Officer of Peabody Holding and was Chairman of that firm from 1990 until his retirement in August 1991. Mr. Quenon is Chairman of the Federal Reserve Bank of St. Louis and is also a director of Newmont Gold Company and Laclede Steel Company. He is a member of the Human Resources and Nominating Committees. Director since September 1, 1991; Age: 66.


HARVEY SALIGMAN

RETIRED CHAIRMAN OF INTERCO INCORPORATED, a major manufacturer and retailer of consumer products and services. Mr. Saligman retired from INTERCO on May 31, 1990. During his active employment in the consumer products industry, Mr. Saligman served in various executive capacities for 25 years. He currently is managing partner of a family real estate partnership. Mr. Saligman is a director of Mercantile Bancorporation Inc. He is Chairman of the Auditing Committee of the Board. Director since January 1, 1989; Age: 56.


JANET MCAFEE WEAKLEY

PRESIDENT OF JANET MCAFEE INC., a residential real estate company which she founded in 1975. She is a director of Boatmen's Trust Company. Mrs. Weakley is also on the Boards of Barnes Hospital and Barnes-Jewish-Christian Inc. She is a member of the Auditing, Executive, and Nominating Committees and is Chairman of the Contributions Committee of the Board. Director since April 23, 1991; Age: 65.


        The Board of Directors knows of no reason why any nominee will not be able to serve as a director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board.

        During 1994, the Board met six times and an aggregate of eleven committee meetings were held. All nominees attended at least 88% of the meetings of the Board and the Board Committees of which they were members.

        As noted in the biographies, Mr. Harvey Saligman is a retired officer of INTERCO INCORPORATED. Because of the debt burden resulting from a 1988 recapitalization, INTERCO filed, in January 1991, a voluntary petition for protection under Chapter 11 of the Federal bankruptcy laws. Effective August 3, 1992, INTERCO emerged from its Chapter 11 proceedings.

        Board Committees - The members of the Auditing, Contributions, Human Resources and Nominating Committees of the Board are identified in the biographies above. The Auditing, Human Resources and Nominating Committees are comprised entirely of outside directors.

        The general functions of the Auditing Committee, which met twice during 1994, include: (1) reviewing, with management and the independent accountants, the adequacy of the Company's system of internal accounting controls; (2) reviewing the scope and results of the annual examination and other services performed by the independent accountants; (3) recommending to the Board the appointment of independent accountants and approving fees for the services they perform; and (4) reviewing the scope of audits and annual budget of the Company's internal audit department. The Contributions Committee, which met three times during 1994, makes policies and recommendations with respect to charitable and other contributions. The Human Resources Committee considers the qualifications of executive personnel and recommends changes therein, considers or recommends salary adjustments for certain employees and considers and acts on important policy matters affecting Company personnel. During 1994, the Committee met five times. The Nominating Committee considers and recommends for Board approval candidates for the Board of Directors, as recommended by management, other members of the Board, shareholders and other interested parties. Shareholder suggestions for candidates for director should be sent to the Nominating Committee, c/o the Secretary of the Company.

Age Policy - Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at such meeting.

        ITEM (2): LONG-TERM INCENTIVE PLAN. To further relate salaries to performance, the Board of Directors has adopted a Long-Term Incentive Plan (the "Plan"). The Plan shall become effective when approved by the Company's stockholders and will be the Company's only stock-based incentive plan. Absent early termination, the Plan will terminate ten years after its effective date.

        Consistent with the Company's goal for executive compensation, awards granted under the Plan are expected to be at levels that approximate the median of the range of awards granted by similarly situated companies.

        Set forth below is a summary of Plan provisions. The summary is qualified by reference to the full Plan attached hereto as Appendix A.

        Purpose. The Plan is intended to coalesce the interests of the Company's shareholders, customers and management by providing increased incentive to enhance the value of the Company, to further develop an interest in the long-term performance of the Company, and to aid in the attraction and retention of qualified personnel.

        Administration. The Plan will be administered by the Human Resources Committee of the Board of Directors (the "Committee"). The Committee shall determine the officers and employees eligible to receive awards and the amount of any award. The Committee shall interpret the Plan and can adopt rules deemed appropriate. No Plan awards may be made to Committee members.

        Shares. A maximum of 2,500,000 shares of the Company's Common Stock, $5 par value, ("Common Stock") will be reserved for Plan purposes, subject to appropriate adjustment by the Committee to prevent dilution or enlargement of the rights of Plan participants. The reserved shares constitute 2.4% of the Company's outstanding Common Stock.

        Award Alternatives.

A. Performance Awards - rights, which may be payable in cash, shares of Common Stock, or other property, which are conditioned on the achievement of performance goals.

B. Restricted Stock - shares of Common Stock awarded as determined by the Committee, which shares will be subject to transferability or other restrictions.

C. Options - rights to purchase shares of the Company's Common Stock, or other awards or property, at a specified price during a prescribed time period. The exercise price for Common Stock will not be less than the fair market value at the date of the grant. No option may provide for re-setting the exercise price.

D. Stock Appreciation Rights - the right to receive a cash payment equal to the increase in the fair market value of the Company's Common Stock on the date of exercise over the grant price of the Stock Appreciation Right. The grant price shall not be less than the fair market value of the Stock on the date of the grant.

        Tax Aspects of the Plan. The federal tax consequences of an award under the Plan depend on the nature of the award. The grant of a Restricted Stock or Performance Award does not immediately result in taxable income to a recipient or a tax deduction to the Company unless the recipient makes a special election. At the time the shares of Common Stock are awarded and become free of any restrictions, a recipient will recognize taxable ordinary income in an amount equal to the fair market value of the Common Stock, and the Company will be entitled to a corresponding income tax deduction. Generally, during a restriction period, any dividends received with respect to an award will be taxed as addi-tional compensation to the recipient, and the Company will be entitled to a corresponding income tax deduction.

        Generally, an incentive stock option will not result in taxable income on the date of grant or exercise, and the Company will not be entitled to an income tax deduction. Provided any minimum holding periods are satisfied, any gain on a disposition of stock so acquired will be taxable to a recipient as a capital gain, and the Company will not be entitled to any corresponding income tax deduction. If minimum holding periods are not satisfied, a recipient will generally recognize ordinary income in the amount of the increase in the fair market value of the Common Stock on the date of the exercise (or if less, on the date of sale) over the option price, and the Company will be entitled to a corresponding income tax deduction. Also, certain recipients may be subject to alternative minimum tax on the increase in the fair market value of the shares over the option price when the incentive stock option is exercised. The grant of a nonqualified stock option does not result in taxable income to a recipient or a tax deduction for the Company. Upon exercise, a recipient will generally recognize taxable ordinary income in an amount equal to the increase in the fair market value of the Common Stock on the date of the exercise over the cash paid, and the Company will be entitled to a corresponding income tax deduction.

        General. Consistent with the purposes of the Plan, the Committee may also grant other awards based or related to the value of the Common

Stock. The term of any option or a stock appreciation right granted in tandem therewith may not exceed ten years from the grant date. In the event of a change in control of the Company, any outstanding options become fully exercisable and any restrictions on outstanding Restricted Stock shall be deemed satisfied. The Plan may be revised by the Board, but any such change may not impair the rights of participants without their consent.

        The closing price of the Company's Common Stock on February 28, 1995, was $37 7/8.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM (2). Adoption of the Plan requires the affirmative vote of a majority of the votes cast.

STOCKHOLDER PROPOSAL. Proponents of the stockholder proposal described below as Item (3) have notified the Company of their intention to attend the 1995 Annual Meeting to present the proposal for consideration and action. The names and addresses of the proponents and the number of shares they hold will be furnished by the Secretary of the Company upon receipt of any oral or written request therefor.

        ITEM (3):  REPORT ON CALLAWAY PLANT EMISSIONS.

WHEREAS nuclear power plants, including Callaway, during routine operation, release into the air and water radioactive wastes which we believe increase the risk of life-shortening illnesses, genetic mutations, and environmental damage;

WHEREAS though the federal government's "permissible" concentration levels govern these releases, we believe "permissible" does not mean safe, but merely planned, unavoidable and expedient;

WHEREAS UE extracts Missouri River water for Callaway's cooling systems, and some of that water becomes radioactively contaminated;

WHEREAS one of the contaminants -- tritium, a radioactive isotope of hydrogen
        -- accumulates in the cooling water as a fission and activation product;

WHEREAS since no economically feasible technology exists to filter tritium from cooling water effluents, it is released in gaseous emissions to the atmosphere and in liquid releases back into the Missouri River -- 79 miles upstream from St. Louis County's drinking water intake.

WHEREAS tritium released from Callaway can be ingested by humans and other living creatures at any time during its 120-year hazardous lifetime, potentially causing reproductive, cellular, and genetic damage;

WHEREAS because continuous-flow waste water streams at Callaway are diverted for filtering, measurement, and eventual batch-release only when radiation levels exceed a monitor alarm's setpoint (based on federal standards), radioactivity can be released into the Missouri River without measurement when levels are below this setpoint;

WHEREAS the medical profession requires decontamination of a lab table for a spill of even 45 trillionths of one curie, during Callaway's operation from July 1993 through June 1994, UE reported releasing 1,023 curies of tritium in 254 batches of filtered radioactive waste water into the Missouri River, not including the tritium released in the continuous flow of unfiltered waste water.

WHEREAS because instruments monitoring the continuous flow of waste water are set only for gamma-emitting isotopes, some alpha emitters and beta emitters (including tritium) can be released without detection;

WHEREAS Missouri's Clean Water Commission, recognizing the potential for the release of undetected tritium and other beta emitters, called for UE to install "continuous beta monitors, when such monitors are available that are reliable and practical, at the location where it presently has gamma emitter continuous monitors" as a 1982 amendment to Callaway's pollutant discharge permit.

RESOLVED: shareholders request that UE describe in its 1995 annual report, its efforts to reduce the release of radioactive materials to the air and water during Callaway's routine operation, and to comply with the Missouri Clean Water Commis-sion's requirement that continuous-flow monitors of beta emitters be installed and operated. If such a monitor is still not available, shareholders request that UE also report on its willingness to commit funds toward the monitor's development.

                              SUPPORTING STATEMENT

Radioactive releases occur during Callaway's routine operation. We believe that the impact of the planned radiation releases, no matter how small, is dangerous, cumulative, and irreversible. In addition, the threat of disastrous accidental releases remains. UE should take responsibility for a more complete accounting of all radiation releases, so that the company and its shareholders can more accurately assess the plant's impact on the biosphere.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM (3).


        On-going measurements at Callaway consistently show that plant effluent releases are LESS THAN ONE PERCENT of the levels allowed by current regulations. This low level of effluent releases clearly demonstrates the Company's successful commitment to reduce the level of radioactive material released from the Callaway Plant. Because effluent releases at Callaway are already a small fraction of allowable standards, additional reporting or expenditures by the Company would have minimal impact, and the Board therefore recommends a vote against Item (3).

        Passage of the proposal requires the affirmative vote of a majority of the votes cast.


        ITEM (4): OTHER MATTERS. The Board of Directors does not know of any matters, other than the election of directors and the proposals set forth above, which may be presented to the meeting.


STOCKHOLDER PROPOSALS

        Any stockholder proposal intended for consideration at the 1996 annual meeting of stockholders must be received by the Company by November 17, 1995.

MISCELLANEOUS

        In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by officers, directors and key employees of the Company on a voluntary basis without compensation therefor. The Company will bear the cost of soliciting proxies on its behalf.

SECURITY OWNERSHIP OF MANAGEMENT
  AS OF FEBRUARY 28, 1995:

                                                           Shares of Common Stock
Name                                                       Beneficially Owned *
- ----                                                       -----------------------
Donald E. Brandt                                                       1,537
William E. Cornelius                                                  18,636
Thomas A. Hays                                                         4,241
Thomas H. Jacobsen                                                     1,688
Richard A. Liddy                                                       1,414
John Peters MacCarthy                                                  2,641
Paul L. Miller, Jr.                                                      877
Charles W. Mueller                                                     5,658
Robert O. Piening                                                      5,879
Robert H. Quenon                                                       1,589
Harvey Saligman                                                        1,641
Donald F. Schnell                                                      7,064
Charles J. Schukai                                                     3,843
Janet McAfee Weakley                                                   2,383

All Directors and executive
  officers as a group                                                116,165

* Includes shares held jointly

        Reported shares include those for which a nominee or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such nominee or executive officer does not claim beneficial ownership. Shares reported for William E. Cornelius include 10,416 shares held in a trust account in his wife's name for which he serves as trustee. In addition to shares shown, 2,706 shares have been reported as beneficially owned by family members and/or household members of the parties.

        Shares beneficially owned by nominees and executive officers as a group do not exceed one percent of any class of equity securities outstanding.

COMPENSATION

        Directors who are not active employees of the Company each receive an annual retainer of $20,000 and an annual award of 200 shares of the Company's Common Stock. They also receive fees of $1,000 for each Board meeting and each Board Committee meeting attended. Directors who are active employees of the Company do not receive such retainer, award, or fees.

        A deferred compensation plan available to directors permits non-employee directors to defer all or part of their annual retainer. Deferred amounts, plus an interest factor, are used to provide retirement benefits and certain death benefits. Costs of the deferred compensation plan are expected to be recovered through the purchase of life insurance on the participants, with the Company being the owner and beneficiary of the insurance policies. For those non-employee directors who do not participate in the deferred compensation plan, an unfunded, nonqualified retirement plan has been adopted. Under such plan, a director retiring after at least ten years of service is entitled to an annual benefit equal to 60% of the annual retainer in effect for the year in which distributions begin. Vesting of benefits begins at 50% of the benefit upon completion of five years of service and continues to accrue at the rate of 10% annually until full vesting occurs when ten years of service have been completed.

                           SUMMARY COMPENSATION TABLE

Name
and                                                     Annual  Compensation
Principal                                               --------------------                   All Other
Position                     Year                 Salary($)            Bonus($)              Compensation($)
- --------                     ----                 ---------            --------             ---------------
C. W. Mueller                1994                 400,000              120,000                  21,906*
  President and Chief        1993                 237,000               55,000                  22,382
  Executive Officer          1992                 186,000               41,000                  19,907

D. E. Brandt                 1994                 216,000               49,000                 16,848*
  Senior Vice                1993                 197,000               33,000                 16,783
  President                  1992                 185,000               40,000                 15,084

R. O. Piening                1994                 220,000               27,000                 19,756*
  Senior Vice                1993                 211,000               30,000                 19,886
  President                  1992                 200,000               39,000                 17,807

D. F. Schnell                1994                 230,000               53,000                 21,022*
  Senior Vice                1993                 217,000               36,000                 21,254
  President                  1992                 205,000               42,000                 18,512

C. J. Schukai                1994                 235,000               54,000                 23,455*
  Senior Vice                1993                 215,000               35,000                 24,475
  President                  1992                 203,000               41,000                 21,941

* Amounts include (a) matching contributions to the 401(k) plan and (b) above-market earnings on deferred compensation, as follows:

                                                              (a)           (b)
                             C. W. Mueller                    $4,620       $17,286
                             D. E. Brandt                      3,645        13,203
                             R. O. Piening                     4,400        15,356
                             D. F. Schnell                     3,853        17,169
                             C. J. Schukai                     4,620        18,835

                           PERFORMANCE GRAPH


                   UEP          S&P 500         EEI INDEX
                  -----         -------         ---------
                   100           100              100
1990               112.2          96.83           101.37
1991               155.59        126.41           130.64
1992               160.3         136.13           140.59
1993               178.17        149.63           156.22
1994               172.12        151.53           138.14


HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

        The Company's goal for executive salaries is to approximate the median of the range of salaries paid by similarly- situated companies. Accordingly, the Human Resources Committee of the Board of Directors, which is comprised entirely of non-employee directors, makes annual reviews of the compensation paid to the Company's executive officers. The Committee's salary decisions with respect to the five highest paid officers are subject to approval by the Board of Directors. Following the review, the Committee authorizes appropriate changes as determined by the two basic components of the Company's executive compensation program.

        First, in evaluating and setting base salaries for the Company's executive officers, including the Chief Executive Officer, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of Company operations; the impact of conditions under which the Company operated; the effect of economic changes on the Company's salary structure; and comparisons with compensation paid by similarly-situated companies. Such considerations are subjective, and specific measures are not used in the review process. The "similarly-situated companies" used for salary comparisons are included in the EEI Index referred to in the Performance Graph on page 20.

        The second component of the Company's executive compensation program is a performance-based Executive Incentive Compensation Plan established by the Board, which provides specific, direct relationships between corporate results and Plan compensation. The Plan is designed to encourage achievement of goals to provide shareholders with a fair return and to supply low cost energy to the Company's customers. Accordingly, each year measurable stockholder and customer-related objectives -- specifically goals pertaining to return on equity and control of operating and maintenance expenses and wages -- are set by the Human Resources Committee. At the end of the year the Committee compares results of operations with the targeted objectives. If the objectives are met, the Committee authorizes incentive payments within prescribed ranges based on individual performance and degree of responsibility. If basic corporate objectives are not achieved, no such payments are made. Under the Incentive Plan, it is expected that payments to the Chief Executive Officer will range from zero to 40% of base salary, and during the past three years actual payments have averaged 26% of base salary.

        In determining the 1994 compensation of the Chief Executive Officer, as well as compensation for the other executive officers, the Human Resources Committee considered the matters discussed above. Specific recognition was also given to: the level of 1993 earnings per share of common stock, and the degree to which performance targets for return on equity and control of labor costs and other operations and maintenance expenditures were met or exceeded. In addition, Mr. Mueller's base salary in 1993 and 1994 reflects his election as President of the Company on July 1, 1993 and added duties as Chief Executive Officer effective January 1, 1994. Authorized salaries fell within the ranges of those paid by similarly-situated companies.

                                /s/ John Peters MacCarthy, Chairman
                                    Thomas A. Hays
                                    Robert H. Quenon

RETIREMENT PLAN:

        The following table shows estimated annual benefits payable under the Company's defined benefit retirement plan:


FINAL                 YEARS OF SERVICE AT AGE 65
AVERAGE           ------------------------------------
BASE SALARY         10        20      30        40
- ------------        --        --      --        --
$175,000 . .     $27,000  $ 54,000 $ 81,000   $106,000
$250,000 . .      39,000    78,000  117,000    152,000
$325,000 . .      51,000   102,000  153,000    199,000
$400,000 . .      63,000   126,000  189,000    246,000
$475,000 . .      75,000   150,000  225,000    293,000

        Benefits shown in the schedule are computed on a straight life annuity basis and do not have a primary Social Security offset or other offset amounts. Covered remuneration consists of base wages only, which is equivalent to amounts reported under "Salary" in the Summary Compensation Table. Years of accredited service for the active officers named in the Compensation Table are as follows:
Mr. Mueller 34; Mr. Schnell 41; Mr. Schukai 37; Mr. Piening 34, and Mr. Brandt
12.

INDEPENDENT ACCOUNTANTS

        The Company has not selected its independent accountants for 1995. This selection is normally made by the Board of Directors after the Auditing Committee of the Board of Directors, the members of which are identified under "Item (1): Election of Directors," has reviewed the prior year's audit report with representatives of the independent accountants for such year. After such review, the Auditing Committee will recommend to the Board of Directors for its approval the selection of independent accountants for the Company for 1995 and the fees to be paid for the regular annual audit.

        Price Waterhouse served as the Company's independent accountants in 1994. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.


                              ____________________

A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED, WITHOUT CHARGE, TO STOCKHOLDERS OF THE COMPANY UPON REQUEST TO JAMES C. THOMPSON, SECRETARY, P.O. BOX 149, ST. LOUIS, MISSOURI 63166.

                                                                      APPENDIX A

LONG-TERM INCENTIVE PLAN OF 1995

SECTION 1. PURPOSE. The purpose of this Long Term Incentive Plan of 1995 (the "Plan") of Union Electric Company (together with any successor thereto, the "Company") is (1) to increase incentive to enhance the value of the Company for the benefit of its customers and shareholders; (2) to encourage management to further develop an interest in the long-term growth and performance of the Company; and (3) to aid in the attraction and retention of qualified personnel.

SECTION 2. DEFINITIONS. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

        "Award" means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent, or Other Stock-Based Award, or any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

        "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, including successor provisions thereto and regulations thereunder.

        "Committee" means the Human Resources Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee shall be constituted to permit the Plan to comply with Rule 16b-3 under the Exchange Act.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including successor provisions thereto and regulations thereunder.

        "Fair Market Value" means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sale price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report.

        "Incentive Stock Option" means an Option that is designated as such by the Committee and meets the requirements of Section 422 of the Code.

        "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

        "Participant" means a person who, as an officer or employee of the Company or any Subsidiary, has been granted an Award under the Plan.

        "Rule 16b-3" means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        "Shares" means the Common Stock, $5.00 par value, of the Company and such other securities of the Company as may be substituted for Shares or such other securities pursuant to Section 10.

        "Subsidiary" means any company (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

        "Year" means a calendar year.

        In addition to the foregoing, the terms "Performance Award", "Option", "Stock Appreciation

Right", "Restricted Stock", "Dividend Equivalent" and "Other Stock-Based Award" shall mean as described in Section 6 of the Plan.

SECTION 3.  ADMINISTRATION.

        3.01. Authority of the Committee. The Plan shall be administered by the Committee on behalf of the Board. The Committee shall have full power to interpret the Plan, to establish, modify and grant waivers of Award restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it deems necessary or appropriate. All determinations by the Committee shall be final and binding upon all parties affected thereby.

        3.02. Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan. Only the Committee may select, and grant Awards to, Participants who are subject to
Section 16 of the Exchange Act.

SECTION 4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in the Plan, the total number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 2,500,000, which shall consist of Shares which have been authorized and issued and have been acquired by or on behalf of the Company or the Plan and are available for Awards under the Plan; provided that, if the Board shall hereafter so authorize, such Shares may consist of authorized and unissued Shares. Subject to the requirements of Rule 16b-3, the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award. To the extent permitted under Rule 16b-3, in the event that any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards, or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall again be available for Awards under the Plan.

SECTION 5. ELIGIBILITY. Awards may be granted only to individuals who are officers or other employees (including employees who also are directors) of the Company or a Subsidiary; provided, however, that no Award shall be granted to any member of the Committee.

SECTION 6.  SPECIFIC TERMS OF AWARDS.

        6.01. General. The Committee may grant Awards as described in this Section. The Committee shall determine who may participate in the Plan and the number and types of Awards to be made to each Participant and shall determine and set forth in the Award or the related Award Agreement the terms, conditions, performance requirements (if any) and limitations (which need not be limited to those referred to below) applicable to each Award. Awards may be granted singly, in combination or in tandem.

        6.02. Performance Awards. A Performance Award shall confer upon the Participant a right to receive cash, Shares, other Awards, or other property contingent upon the achievement of performance goals specified by the Committee. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

        6.03. Restricted Stock. Restricted Stock shall confer upon the Participant the right to receive Shares subject to such restrictions on transfer-ability and other restrictions as the Committee may impose (including, without limitation, forfeiture if such restrictions are not satisfied, limitations on the right to vote and limitations on the right to receive dividends), which restrictions may lapse at such times and under such circumstances as the Committee shall determine.

        6.04. Options. An Option shall confer upon the Participant the right to purchase Shares, other Awards, or property, subject to the following terms and conditions:

        (i) Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

        (ii) Time and Method of Exercise. The Committee shall determine the time during which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid and the methods by which Shares will be delivered to Participants. Options shall expire not later than ten years after the date of grant.

        (iii) Terms Applicable to Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The number of Shares that shall be available for Incentive Stock Options granted under the Plan is limited to 500,000. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

        (iv) Limitation on Re-Pricing and Replacement. No Option shall provide by its terms for the re-setting of its exercise price, or for its replacement, in whole or in part, upon its exercise or expiration; provided that the foregoing shall not limit the authority of the Committee to grant additional Options in any such event or circumstance.

        6.05. Stock Appreciation Rights. A Stock Appreciation Right shall confer upon the Participant a right to receive the excess of (A) the Fair Market Value of one Share on the date of exercise (or, except in the case of a Stock Appreciation Right related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant. A Stock Appreciation Right may be granted as a Limited Stock Appreciation Right which may be exercised only upon the occurrence of a

Change of Control. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

        6.06. Dividend Equivalents. A Dividend Equivalent shall confer upon the Participant a right to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

        6.07. Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan.

SECTION 7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

        7.01. Certain Performance-Based Awards. The Committee may provide in any Award Agreement that Performance Awards, including Restricted Stock and other Awards which may be forfeited for non-satisfaction of performance criteria, made to certain employees are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m). If any provision of this Plan or any Award Agreement does not comply with the requirements of Section 162(m) of the Code as then applicable to any such employee, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such employee.

        7.02. Term of Awards. The term of each Award shall be for such period as shall be determined by the Committee subject to the requirements of the Plan.

        7.03. Forms of Payment. Subject to the terms of the Plan and any applicable Award Agreement, (i) payments to be made by the Company or a Subsidiary with respect to Awards may be made in such forms as the Committee shall determine; and (ii) the timing, method, amount and nature of payments to be made by Participants with respect to Awards (including, if permitted by the Committee, by means of tendering Shares or Awards) shall be determined by the Committee.

        7.04. Termination of Employment. If the employment of a Participant terminates, all unexercised, deferred and unpaid Awards shall be cancelled immediately, unless the Award Agreement provides otherwise or unless the Committee shall provide otherwise in connection with such termination, including without limitation, in the case of termination pursuant to retirement, resignation, death or disability of a Participant.

        7.05. Minimum Holding Period. Unless otherwise provided by the Committee with respect to any Award, Awards payable, in whole or in part, in Shares must be held for at least six months (i) in the case of an Option, Stock Appreciation Right or Dividend Equivalent, from the date of grant to the date of disposition exercise; and (ii) in the case of other Awards, from the date of acquisition to the date of disposition.

SECTION 8.  GENERAL RESTRICTIONS APPLICABLE TO AWARDS.

        8.01. Restrictions Under Rule 16b-3. It is the intent of the Company that this Plan comply (including but not limited to holding period and nontransferability limitations) in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

        8.02. Limits on Transfer of Awards; Beneficiaries. No Award may be assigned or transferred by a Participant otherwise than by will or the laws of descent and distribution, or payable to or exercisable by anyone other than the Participant to whom it was granted, and no right or interest of a Participant in any Award may be pledged, encumbered or hypothecated to or in favor of any party, or shall be subject to any lien, obligation or liability of a Participant to any party; provided, however, that (i) a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution with respect to any Award, upon the death or disability of the Participant, (ii) the Committee may provide in any Award or the related Award Agreement that an Award (other than an Incentive Stock Option) may be assigned, transferred, exercisable by another person or pledged, encumbered or hypothecated, subject to the applicable requirements of the Code and provided that such provision or transfer would not cause the Plan not to be in compliance with the requirements of Rule 16b-3 and (iii) transfers of Awards may be made to the Company or a Subsidiary to the extent permitted under the terms of the Plan. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except to the extent the Plan and such Award Agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

        8.03. Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under appli-cable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

        If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

SECTION 9. CHANGE OF CONTROL. Notwithstanding any other provision of the Plan, the following acceleration provisions shall apply in the event of a "Change of Control" as defined in this Section:

        9.01. Acceleration. In the event of a Change of Control, unless otherwise provided in the related Award Agreement: (i) all Limited Stock Appreciation Rights shall become exercisable in full; (ii) all Options which have not been granted in tandem with Limited Stock Appreciation Rights shall become exercisable in full; and (iii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock then outstanding shall be deemed satisfied subject to any holding period limitations.

        9.02. Change of Control. "Change of Control" means a change of control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item of any similar schedule or form) under the Exchange Act, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred if: (i) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the Common Stock of the Company then outstanding; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

SECTION 10. ADJUSTMENT PROVISIONS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, make any adjustments it deems appropriate. In addition, the Committee is authorized to make such adjustments as it deems appropriate in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the

Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

SECTION 11.  CHANGES TO THE PLAN AND AWARDS.

        11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except as is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that (i) without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to such Participant; and (ii) the Plan may not be amended without the consent of the holders of a majority of the Shares then outstanding to (a) increase the aggregate number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 10), (b) decrease the Option Price, (c) materially modify the requirements as to eligibility for participation in the Plan, (d) withdraw administration of the Plan from the Committee or (e) extend the period during which Awards may be granted.

        11.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, accelerate, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair the rights of such Participant under such Award.

SECTION 12.  GENERAL PROVISIONS.

        12.01. No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

        12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

        12.03. Dividends. The recipient of any Award may, if so determined by the Committee, be entitled to receive on a current or deferred basis, dividends or Dividend Equivalents, with respect to the number of Shares covered by the Award.

        12.04. Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a

Participant, amounts of withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

        12.05. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate the employee's employment at any time or increase or decrease the employee's compensation from the rate in existence at the time of granting of an Award.

        12.06. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in the Plan, any Award Agreement, or any Award shall give any such Participant any rights that are greater than those of an unsecured general creditor of the Company.

        12.07. Other Compensatory Arrangements. The Company or any Subsidiary shall be permit-ted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

        12.08. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        12.09. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, any action taken pursuant to the Plan and any Award Agreement shall be governed by the laws of the State of Missouri, without giving effect to principles of conflicts of laws, and applicable federal law.

SECTION 13. The Plan, the granting and exercising of Awards thereunder and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete any stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation and may require any participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

SECTION 14. EFFECTIVE DATE. The Plan shall become effective on April 25, 1995 provided that the Plan is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at a meeting of the Company's shareholders on that date. The Plan shall terminate ten years after its effective date, subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

              THIS PROXY WILL BE VOTED AS SPECIFIED BELOW.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL
                      NOMINEES LISTED ON THE REVERSE SIDE AND AS RECOMMENDED BY THE BOARD ON THE OTHER ITEMS.
                                                                                         The Board of Directors Recommends a Vote
The Board of Directors Recommends Voting FOR Items 1 and 2.                              AGAINST Item 3.

- ------------------------------------------------------------------                       -------------------------------------------
         FOR        WITHHELD           FOR     AGAINST     ABSTAIN                                     FOR       AGAINST     ABSTAIN

ITEM 1                                  ITEM 2                                           ITEM 3
ELECTION                                LONG-TERM                                        REPORT ON
OF                                      INCENTIVE                                        CALLAWAY
DIRECTORS                               PLAN                                             PLANT EMISSIONS

TO WITHHOLD A VOTE FOR ANY
DIRECTOR(S) LIST NAME(S) HERE.                                                                     IF YOU PLAN TO ATTEND THE
                                                                                                   ANNUAL MEETING PLEASE
- ------------------------------                                                                     MARK THIS BOX.

- ------------------------------
             SEE
             REVERSE
             SIDE
                                                             Dated                                                    1995
                                                                   --------------------------------------------------

                                              ------------------------------------------------------------------------------------
                                                             SIGNATURE - Please sign exactly as name appears hereon.

                                              ------------------------------------------------------------------------------------
If signing as agent, attorney, trustee,                                CAPACITY (OR SIGNATURE IF HELD JOINTLY)
officer, executor, custodian, guardian,
etc. title or capacity should be shown.



UNION ELECTRIC COMPANY
P. O. BOX 149, ST. LOUIS, MISSOURI 63166                                                                                   PROXY
- ------------------------------------------------------------------------------------------------------------------------------------
                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 1995

The undersigned hereby appoints CHARLES W. MUELLER and JAMES C. THOMPSON, and either of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of UNION ELECTRIC COMPANY represented hereby at the Annual
Meeting of Stockholders to be held at The Saint Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri, on April
25, 1995 at 9:00 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of stockholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote of stockholders.

                       Nominees for Director - WILLIAM E. CORNELIUS, THOMAS A. HAYS, THOMAS H. JACOBSEN,
                                               RICHARD A. LIDDY, JOHN PETERS MacCARTHY, PAUL L. MILLER, JR.,
                                               CHARLES W. MUELLER, ROBERT H. QUENON, HARVEY SALIGMAN
                                               and JANET McAFEE WEAKLEY

To assure that your shares will be represented at the meeting and to facilitate the tabulation of the votes, PLEASE VOTE, DATE AND
SIGN ON THE REVERSE SIDE hereof and return this proxy form promptly in the enclosed envelope.  If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

                                                         SEE REVERSE SIDE
